UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2013

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 751-7507

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of OCI Wyoming, L.P. Partnership Agreement

On July 18, 2013, NRP Trona LLC, an indirect wholly owned subsidiary of Natural Resource Partners L.P. (“NRP Trona”), OCI Resources LP (“OCI Resources”), and OCI Wyoming Co. entered into the Second Amended and Restated Agreement of Limited Partnership (the “Restated OCI Wyoming Partnership Agreement”) of OCI Wyoming, L.P. (“OCI Wyoming”).

The Restated OCI Wyoming Partnership Agreement was entered into in connection with a series of restructuring transactions at OCI Wyoming relating to an initial public offering of common units by OCI Resources. OCI Resources is a newly formed master limited partnership whose sole asset will be a 51% interest in OCI Wyoming following the initial public offering. As a result of the restructuring transactions, NRP Trona owns a 49% interest in OCI Wyoming, and OCI Wyoming will continue to operate as a privately held company. NRP Trona will not have an interest in the new public company.

Under the Restated OCI Wyoming Partnership Agreement, OCI Wyoming’s business is managed by a seven member partnership committee, with four representatives appointed by OCI Resources and three representatives appointed by NRP Trona. OCI Resources prepares the annual budget for OCI Wyoming’s operations, and the partnership committee must approve any action that is materially inconsistent with such budget. The partnership committee must approve, among other things, certain transactions proposed to be undertaken by OCI Wyoming, including capital expenditures in excess of $1 million and must unanimously approve any transaction between OCI Wyoming and OCI Resources or any of its affiliates.

Under the Restated OCI Wyoming Partnership Agreement, generally, OCI Wyoming is required to distribute available cash on a quarterly basis to its partners and allocate profits and losses among its partners, in each case pro rata in accordance with the partners’ respective percentage interests. The Restated OCI Wyoming Partnership Agreement does not limit the partners’ rights to compete with OCI Wyoming, nor does it limit OCI Wyoming’s ability to compete with its partners. Each of OCI Resources and NRP Trona has the preemptive right to subscribe pro rata, in proportion to their respective percentage interest in OCI Wyoming, for any additional interest in OCI Wyoming. The conditions of such subscription are determined by the partnership committee. In addition, the Restated OCI Wyoming Partnership Agreement contains restrictions on the transfer of the partners’ interests therein, including a right of first refusal held by the non-transferring partners.

In connection with the OCI Wyoming restructuring transactions, NRP Trona received a special distribution from OCI Wyoming of $44.8 million, bringing the total distributions that NRP Trona has received from OCI Wyoming in 2013 to $72.5 million. NRP intends to use the proceeds from the most recent distribution to pay down debt and to fund the purchase price of the previously announced acquisition of non-operated working interests in producing oil and gas properties located in the Bakken/Three Forks play.

A copy of the Restated OCI Wyoming Partnership Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Restated OCI Wyoming Partnership Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Agreement of Limited Partnership of OCI Wyoming, L.P. dated July 18, 2013 (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-189838) filed by OCI Resources LP on July 22, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP,
Its General Partner

	By:	GP NATURAL RESOURCE PARTNERS LLC
Its General Partner

Dated: July 23, 2013	By:	/s/ Wyatt L. Hogan
Name: Wyatt L. Hogan
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Agreement of Limited Partnership of OCI Wyoming, L.P. dated July 18, 2013 (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-189838) filed by OCI Resources LP on July 22, 2013).